PROXY

                             3DX TECHNOLOGIES INC.
                          12012 WICKCHESTER, SUITE 250
                              HOUSTON, TEXAS 77097

    A MAJORITY OF THE OUTSTANDING SHARES OF 3DX IS REQUIRED FOR APPROVAL OF THE MERGER, RATHER THAN A MAJORITY OF THE SHARES REPRESENTED AT THE MEETING. FAILURE TO RETURN THIS PROXY OR AN ABSTENTION FROM VOTING WILL HAVE THE SAME EFFECT AS VOTING AGAINST THE MERGER.

    This proxy is solicited by the board of directors for the 3DX special meeting of shareholders to be held on September 23, 1999.

    The undersigned shareholder of 3DX Technologies Inc. (the "Company") hereby appoints each of Ronald P. Nowak and Russell L. Allen attorneys and proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned at the 3DX Special Meeting of Stockholders of the Company to be held at 12012 Wickchester, Suite 250, Houston, Texas 77097, on September 23, 1999, at 10:00 a.m., central time, and at any adjournments of said meeting, all of the shares of 3DX Common Stock which the undersigned may be entitled to vote.

1.         Approval of the merger relating to the merger of the Company with and    / /  For   / /  Against / /  Abstain
           into Esenjay Exploration, Inc., with Esenjay surviving the merger.

2.         In their discretion, upon such other matters as may properly come before the meeting; hereby revoking any proxy or proxies regarding such matters heretofore given by the undersigned.

                                              CONTINUED ON THE OTHER SIDE

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                         CONTINUED FROM THE OTHER SIDE

The board of directors recommends a vote FOR each proposal above and if no specification is made, the shares will be voted FOR approval of the 3DX Merger. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of 3DX Stockholders and the Proxy Statement/Prospectus furnished herewith.
                                              Dated _____________________ , 1999
                                              __________________________________
                                                   Stockholder's Signature
                                              __________________________________
                                                   Stockholder's Signature

                                              Signature should agree with name
                                              printed hereon. If Stock is held
                                              in the name of more than one
                                              person, EACH joint owner should
                                              sign. Executors, administrators,
                                              trustees, guardians, and attorneys
                                              should indicate the capacity in
                                              which they sign. Attorneys should
                                              submit powers of attorney.

                PLEASE SIGN AND RETURN IN THE ENVELOPE ENCLOSED.